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                                 CONSULTING AGREEMENT
                                 --------------------


    THIS AGREEMENT, entered into this 1st day of August, 1996, by and between WESTERN ATLAS INC. (hereinafter "Company"), a Delaware corporation, with its principal office at 360 North Crescent Drive, Beverly Hills, California 90210, and JOSEPH T. CASEY (hereinafter "Consultant"), currently residing at 16011 Valley Vista Boulevard, Encino, California 91436.

                                       RECITALS
                                       --------

    WHEREAS, Consultant is presently employed by Company as a Vice Chairman and Chief Financial Officer; and

    WHEREAS, Consultant will retire from Company's employment on September 30,1996; and

    WHEREAS, Company believes that Consultant can contribute materially to Company's future success in accomplishing certain projects relating to corporate strategic development and financial issues; and

    WHEREAS, Company desires to engage Consultant as an independent contractor for Company and Consultant desires to be so retained by Company.

    NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

    1.    SERVICES.

    (a) Company hereby retains Consultant to render advice and assistance to Company in connection with corporate strategic development and financial issues. In this capacity, Consultant is responsible to, and shall act only upon instructions of, Company through its designated Point of Contact identified below.

    (b) Unless otherwise directed in writing by the Chief Executive Officer of Company, the designated Point of Contact shall be Alton J. Brann, Chief Executive of the Company.

    (c) Consultant shall make himself available for the rendering of consulting services at times and places mutually agreed upon. Consultant agrees to use all reasonable efforts to make himself available to Company when so requested and to devote the necessary time required for fulfillment of a specific assignment; provided, however, that Consultant shall not be required to provide more than fifty (50) days of service during a period of one calendar year.

    (d) Consultant shall serve Company at all times as an independent contractor, not as an agent or employee of Company. Consultant shall be subject to Company's direction only as to specific areas of Company's interest with respect to which Company desires the benefit of Consultant's advice and counsel.

    (e) Without the prior consent of Company, Consultant shall not incur any obligations on behalf of Company.


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    (f)   Neither party hereto shall be liable to the other or in breach hereof for any failure to perform its obligations hereunder if such failure is due to causes reasonably beyond the defaulting party's control.

    2. DUTIES. Consultant shall devote all reasonable effort to perform those assignments in the areas identified by Company's Point of Contact. In all instances, the Point of Contact for Company shall specifically advise Consultant of those areas to be worked on by Consultant.

    3. DURATION. This Agreement shall be for an initial term of one (1) year beginning on October 1, 1996, and may be renewable as mutually agreed upon by both parties. If Company desires to renew this Agreement, it shall so notify Consultant within sixty (60) days of the end of the prior term.

    4.    COMPENSATION AND PAYMENT.

    (a)

         (i) For services to be rendered, Consultant shall receive a Minimum Annual Fee of $150,000.00, payable in monthly installments of $12,500.00 per month at the end of each month or such other times as mutually agreed upon. This Minimum Annual Fee shall entitle Company to order and receive during the initial term of this Agreement, and during any renewal period to which a Minimum Annual Fee is applicable, fifty (50) calendar days of service by Consultant. Consultant shall be entitled to the Minimum Annual Fee whether or not the Company orders fifty (50) calendar days of service. In the event this Agreement is terminated for other than Consultant's death or breach hereof, before fifty (50) calendar days of service have been ordered or performed during any period to which an Annual Minimum Fee is applicable, Consultant shall nevertheless be entitled to the Minimum Annual Fee and may bill Company for any amount of the Minimum Annual Fee not previously paid. However, upon the death of Consultant, Company shall only be liable to pay compensation at the rate of $3,000.00 per day for those days actually worked by Consultant, plus reimbursement for expenses incurred as specified in subparagraphs 4(b) and (c) below; provided, however, that Consultant's estate shall not be obligated to refund to Company any Minimum Annual Fee monthly installments previously paid to Consultant. For purposes of this Agreement, Consultant is permitted to count as days of service one day for each assignment requiring travel in the continental United States, and up to two days for each assignment requiring travel to a foreign destination, in addition to any other days of actual service performed by Consultant under such an assignment.

         (ii) For all services ordered by Company and performed by Consultant hereunder which exceed fifty (50) calendar days as set forth in paragraph 4(a)(i) above for any period of one (1) year commencing on October 1 in which the Minimum Annual Fee is applicable, Consultant shall receive as compensation the sum of $3,000.00 per calendar day for


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    each day or part thereof in which Consultant provides services and advice to Company as ordered by Company Point of Contact.

         (iii) To the extent this Agreement remains effective during any period in which a Minimum Annual Fee is not applicable, Consultant shall receive as compensation the sum of $3,000.00 per calendar day for each day or part thereof in which Consultant provides services and advice to Company as ordered by Company Point of Contact.

    (b) Company shall also reimburse Consultant for actual expenses incurred in performing consulting services hereunder in accordance with Company's standard policies and procedures relating to Company Officers. During the term of this Agreement and any renewal thereof, Company shall continue to provide Consultant office space and secretarial services at the Company's offices. During that period Company shall also continue to maintain the direct phone line to Consultant's residence, maintain Consultant's residential security system and provide a facsimile machine at Consultant's residence. Expenses shall be documented and substantiated with receipts, and Consultant shall submit invoices for such expenses to Company Point of Contact for approval.

    (c) Reimbursement of expenses shall be payable to Consultant within fifteen (15) days following receipt by Company Point of Contact of an invoice setting out expenses incurred. With respect to each monthly installment of the Minimum Annual Fee set forth in paragraph 4(a)(i) above, Consultant shall be paid within seven (7) days of the end of each month. For services performed by Consultant which exceed fifty (50) days during any period of one (1) year commencing on October 1 to which a Minimum Annual Fee is applicable, or for services rendered during a period when no Minimum Annual Fee is applicable, Consultant shall be paid within fifteen (15) days following receipt by the Company Point of Contact of an invoice setting out the number of days worked by calendar date in the previous month. Unless otherwise requested by Consultant, all payments shall be by check sent to the address of Consultant first set forth at the beginning of this Agreement.

    5. PRECEDENCE OF COMPANY ASSIGNMENTS. Consultant agrees that he will use his reasonable best efforts to give precedence to any assignment given Consultant under this Agreement.


    6.    CONFIDENTIALITY--COVENANT NOT TO COMPETE.

    (a) Because the work for which Consultant has been employed by Company and the work for which he is being engaged, pursuant to this Agreement, has and will include knowledge and information including, without limitation, customer, supplier, sales and pricing information, research and development, business plans, and organizational and personnel information of a private, confidential or secret nature, belonging to or entrusted to Company, its affiliates and subsidiaries, Consultant specifically covenants and agrees to hold such knowledge and information in confidence, and shall not during or subsequent to either his employment with Company or his retention as a Consultant to Company, except as required in the conduct of Company's business or as otherwise first authorized in


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writing by Company, publish, disclose or make use of, or authorize anyone else to publish, disclose or make use of, any such information or knowledge which in any way relates to the business of Company. All documents and written information including, but not limited to, notes, sketches, manuals, blueprints, notebooks, and records embodying Company business or industrial property, and such documents and written information obtained by Consultant while employed by Company, shall be the exclusive property of Company and, to the extent not delivered to Company upon termination of employment with Company, shall be delivered by Consultant to Company upon termination of this Agreement.

    (b) Consultant agrees that during the term of this Agreement, Consultant shall not engage in any occupation requiring Consultant's services for a business which is competitive with the business conducted by Company or any of its affiliates or subsidiaries, except with the prior written consent of Company.

    (c) During the period of this Agreement and for eighteen (18) months following termination thereof, Consultant further agrees not to solicit, interfere with, or endeavor to entice away, any employees or customers of Company, its affiliates or subsidiaries, or to interfere with the business relationship between Company, its affiliates, subsidiaries, and any customer, supplier or other person, firm or corporation without the prior written consent of Company.

    (d) Consultant agrees that, in the event of any violation of the restrictions referred to in this paragraph 6, Company shall be entitled to preliminary and permanent injunctive relief, which right shall be cumulative and in addition to any other rights or remedies to which Company may pursue in law or equity, including the right to terminate Consultant's right to any further compensation under this Agreement. Consultant further agrees that, in the event of any such violation by Consultant, Consultant shall forfeit the right to receive any unpaid Minimum Annual Fee under this Agreement. Company agrees that Company shall not have the right to set off against any obligations of Company to Consultant under any retirement benefit provided by Company any claims of Company under this Agreement.

    7. THIRD PARTY RELATIONSHIPS. Consultant agrees that Company shall not be obligated to third parties with whom Consultant shall contract without Company's prior written consent.

    8. COMPLIANCE WITH LAWS. Consultant agrees in performance of this Agreement to fully comply with all applicable foreign and U.S. federal, state and local laws and regulations.

    9.    RELEASE.

    (a) As a material inducement to Company to enter into this Agreement, except as provided in subparagraph 9(d) below, Consultant hereby irrevocably and unconditionally releases, acquits and forever discharges Company and all persons acting by, through, under or in concert with Company (collectively "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of actions, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or


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unsuspected, including, but not limited to, any claims for wages, employment benefits, employment or reinstatement of employment, or damages arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, any legal restrictions on Company's right to terminate employees, or any federal, state, or other governmental statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, and the California Fair Employment and Housing Act, which Consultant claims to have, own or hold, or which Consultant at any time heretofore had, owned or held, or claimed to have, own or hold, against each or any of the Releasees.

    (b) Consultant expressly waives any and all rights under Section 1542 of the Civil Code of the State of California, which provides as follows:

    "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Consultant expressly and completely waives and releases any right or benefit which he has or may have under the Section 1542 of the Civil Code of the State of California pertaining to the matters released herein. In connection with such waiver and relinquishment, Consultant acknowledges that he is aware that he may hereafter discover claims presently unknown or unsuspected, or facts in addition to, or different from, those which he now knows or believes to be true.

    (c) Consultant hereby represents and acknowledges that he was allowed at least twenty-one (21) days between his receipt of this Agreement and his execution thereof, and that he was able to consider the terms thereof to his full satisfaction and obtain legal advice, with particular attention to references to the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. Consultant understands that, among other claims, he is giving up all claims of age discrimination against Company which he might have under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act.

    (d) This Agreement is not for the benefit of any third party which is not a party to this Agreement and shall not be deemed to give any right or remedy to any third party. "Releasees" described above are considered parties to this Agreement and are not third parties. This Release does not extend to Company's obligations under this Agreement, any Stock Option Contracts between Consultant and Company, any rights of Consultant under Company's 1995 Incentive Compensation Plan or Individual Performance Award with respect to the period ending on September 30, 1996, any rights of Consultant arising as an employee of Company or its predecessor through September 30, 1996, to salary or wages accrued through September 30, 1996, any other employee benefits, e.g., health insurance benefits accrued through September 30, 1996, and any rights of Consultant to indemnification under the Delaware General Corporation Law, the Restated Articles of Incorporation of the Company and indemnification provided for employees under California law with respect to any acts or omissions of Consultant as an employee, officer or director of the Company on and prior to September 30, 1996.


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    (e)   Consultant represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney; that, to the extent, if any, he desires, he has availed himself of this right; that he has carefully read and fully understands all of the provisions of this Agreement; and that he is voluntarily entering into this Agreement without duress or coercion form any source.

    (f) Company covenants and agrees to indemnify Consultant to the maximum extent authorized by the Delaware General Corporation Law ("DGCL") and the Restated Articles of Incorporation of Company with respect to Consultant's performance of services hereunder, and for acts or omissions occurring as an officer prior to retirement, and to advance to or on behalf of Consultant expenses as referred to in Section 145(e) of the DGCL in defending any action, suit or proceeding described therein or any threat thereof, without the need to give any undertaking as described therein; provided that Consultant acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    10. NOTICES. All formal notices and communications hereunder may be sent by certified mail, return receipt requested, with a copy by ordinary mail, and shall be deemed to have been given on the day when deposited in the post office addressed to the other party, provided that either party may from time to time change the address to which notices to it are to be sent by giving written notice of such change to the other party.

    Any notice to Company shall be made to:

                        Alton J. Brann
                        Chairman of the Board and
                           Chief Executive Officer
                        Western Atlas Inc.
                        360 North Crescent Drive
                        Beverly Hills, California  90210

    Any notice to Consultant shall be made to:

                        Joseph T. Casey
                        16011 Valley Vista Boulevard
                        Encino, CA 91436

    Any communication delivered in another manner shall be deemed given only when actually received by the intended recipient.

    11. GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of Delaware without regard to its principles as to conflict of laws.


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    12.   ARBITRATION.

    (a). Any controversy or claim arising out of or under this Agreement which is not resolved by agreement of the parties shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), with such arbitration to be conducted in Los Angeles, California. The party initiating the arbitration shall contemporaneously advise the other party of that party's notice to the AAA.

    (b). The arbitration proceeding shall be conducted in private, with the attendance limited to the Arbitrator, any representative, attorney or agent of Company and Consultant, and any witnesses.

    (c). Judgment upon the award rendered by the Arbitrator may be rendered in any court having jurisdiction thereof.

    13. WAIVER. The failure of any party to exercise any right under this Agreement shall not be deemed to be a waiver of such right as it may apply to a subsequent occurrence.

    14. ASSIGNMENT. This Agreement, and any modification thereto, are not assignable and any assignment of this Agreement, or any modification thereto, without Company's prior written consent, shall be void.

    15. ENTIRE AGREEMENT. The parties hereto agree that this Agreement shall constitute the entire agreement between the parties regarding the subject matter of this Agreement; and any prior or subsequent misunderstanding or representations of any kind between Consultant and Company shall not be binding on either party, except to the extent specifically set forth herein or subsequently agreed upon, in writing, by both parties and made a part hereof. This Agreement supersedes and controls any course of dealing and usage of trade.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement and caused it to become effective as of the date set forth at the beginning hereof.



CONSULTANT                        WESTERN ATLAS INC.



By:                               By:
    -------------------------          ----------------------------
    Joseph T. Casey                    Virginia S. Young
                                       Vice President and Secretary
Date:                             Date:
    -------------------------          ----------------------------


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